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EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries
Newport Beach, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 033-47054) of Biomerica, Inc. and Subsidiaries Inc. of our report dated August 11, 2003, relating to the consolidated financial statements, which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Costa Mesa, CA
September 10, 2004